UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2026

ARMSTRONG WORLD INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-2116	23-0366390
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2500 Columbia Avenue P.O. Box 3001 Lancaster, Pennsylvania		17603
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (717) 397-0611

NA

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AWI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Section 8 – Other Events

Item 8.01. Other Events

On July 21, 2026, Armstrong World Industries, Inc. (the “Company”) issued a press release announcing that its Board of Directors has approved an additional $800 million authorization to repurchase shares under the Company’s existing share repurchase program, increasing the total authorized amount under the program to $2.5 billion, and extending the program through December 31, 2029. Pursuant to the program, the Company may purchase shares of its common stock at times and in such amounts as management deems appropriate, subject to market and business conditions, regulatory requirements and other factors. Repurchases under the program may be made through open market, block and privately-negotiated transactions, including Rule 10b5-1 plans. The expanded program, unless otherwise determined by the Board of Directors, does not obligate the Company to purchase any particular amounts of common stock and may be suspended or discontinued at anytime without notice.

The press release also announces that the Company's Board of Directors has declared a quarterly cash dividend of $0.339 per share of outstanding common stock payable on August 19, 2026 to stockholders of record as of the close of business on August 5, 2026. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No. 99.1 No. 104	Press Release of Armstrong World Industries, Inc. dated July 21, 2026 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMSTRONG WORLD INDUSTRIES, INC.

By:	/s/ Jessica M. Cicali
Jessica M. Cicali
SVP General Counsel, Chief Compliance Officer, Secretary

Date: July 21, 2026